GROUP AND INDIVIDUAL FLEXIBLE PREMIUM
ANNUITY CONTRACTS
Issued by
KEYPORT LIFE INSURANCE COMPANY
SUPPLEMENT DATED JANUARY 13, 1999 TO THE
PROSPECTUS DATED MAY 1, 1998

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On November 1, 2000, Liberty Financial Companies, Inc., a Massachusetts corporation ("LFC"), the indirect corporate parent of Keyport issued a press release stating that it has retained CS First Boston to help explore strategic alternatives, including the possible sale of LFC. LFC added that, because the strategic review is now ongoing, it cannot speculate on the outcome, and there is no assurance that any transaction will be completed. Keyport similarly cannot speculate on the outcome. Keyport's management does not anticipate any material change in Keyport's financial condition.

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Client Service Hotline
800-367-3653 (press 3)

Distributed by:
Keyport Financial Services Corp.
125 High Street
Boston, Massachusetts 02110

DIA.SUP	11/00